SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 21, 2002
(To Prospectus dated January 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                          Alternative Loan Trust 2002-9
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2002-14

                                  ------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated June 21, 2002, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 16, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $642,087.

o Exhibit 1 to this Supplement is the monthly statement made available to holders of the Class PO Certificates on the September 25, 2002 distribution date.

o This Supplement also modifies the "Method of Distribution" section on page S-57 of the Prospectus Supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the September 25, 2002 Distribution Date is included herein as Exhibit 1.


                             METHOD OF DISTRIBUTION


         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made a prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this Supplement, that the closing date for the purchase of the Class PO Certificates is October 30, 2002, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 75.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                      Percentage of the Prepayment Assumption
                                                ---------------------------------------------------
Class                                            0%         50%        100%        150%        200%
-----                                           ----       ----        ----       -----       -----
Class PO..................................      1.5%       4.1%        7.7%       11.8%       16.4%

         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                                      Distribution Date: 9/25/02


            THE
          BANK OF
          NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-9
                                 Series 2002-14

                 Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------------------------
                                      Certificate                          Pass
                        Class           Rate                 Beginning    Through         Principal         Interest
Class       Cusip    Description        Type                  Balance     Rate (%)       Distribution      Distribution
--------------------------------------------------------------------------------------------------------------------------
  A1      12669CG46     Senior        Var-30/360         27,540,405.03    2.410000         690,241.87         55,310.31
  A2      12669CG53     Strip IO      Var-30/360         27,540,405.03    2.359900               0.00        151,242.72
  A3      12669CG61     Senior        Var-30/360         31,472,975.20    2.362500         897,315.38         61,896.85
  A4      12669CG79     Strip IO      Var-30/360         31,472,975.20    6.140000               0.00        161,036.72
  A5      12669CG87     Senior        Fix-30/360         47,579,769.31    6.500000       1,725,599.87        257,723.75
  A6      12669CG95     Senior        Fix-30/360         37,545,000.00    6.500000               0.00        203,368.75
  A7      12669CH29     Senior        Fix-30/360        125,891,900.79    6.000000       3,589,261.53        629,459.50
  A8      12669CH37     Senior        Fix-30/360          5,374,000.00    6.500000               0.00         29,109.17
  PO      12669CH45     Strip PO      Fix-30/360            655,920.05    0.000000          13,832.50              0.00
  AR      12669CH52     Senior        Fix-30/360                  0.00    6.750000               0.00              0.00
--------------------------------------------------------------------------------------------------------------------------
  M       12669CH60     Junior        Fix-30/360          5,967,672.72    6.750000           4,564.09         33,568.16
  B1      12669CH78     Junior        Fix-30/360          2,983,836.36    6.750000           2,282.04         16,784.08
  B2      12669CH86     Junior        Fix-30/360          2,237,877.27    6.750000           1,711.53         12,588.06
  B3      12669CN63     Junior        Fix-30/360          1,044,342.73    6.750000             798.72          5,874.43
  B4      12669CN71     Junior        Fix-30/360            895,150.91    6.750000             684.61          5,035.22
  B5      12669CN89     Junior        Fix-30/360          1,045,332.36    6.750000             799.47          5,879.99
--------------------------------------------------------------------------------------------------------------------------
Totals                                                  290,234,182.73                   6,927,091.61      1,628,877.71
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------
                         Current                       Cumulative
            Total       Realized         Ending         Realized
Class    Distribution     Losses         Balance         Losses
-------------------------------------------------------------------
  A1        745,552.18     0.00       26,850,163.17     0.00
  A2        151,242.72     0.00       26,850,163.17     0.00
  A3        959,212.23     0.00       30,575,659.82     0.00
  A4        161,036.72     0.00       30,575,659.82     0.00
  A5      1,983,323.62     0.00       45,854,169.44     0.00
  A6        203,368.75     0.00       37,545,000.00     0.00
  A7      4,218,721.04     0.00      122,302,639.26     0.00
  A8         29,109.17     0.00        5,374,000.00     0.00
  PO         13,832.50     0.00          642,087.55     0.00
  AR              0.00     0.00                0.00     0.00
-------------------------------------------------------------------
  M          38,132.25     0.00        5,963,108.63     0.00
  B1         19,066.12     0.00        2,981,554.31     0.00
  B2         14,299.59     0.00        2,236,165.74     0.00
  B3          6,673.14     0.00        1,043,544.01     0.00
  B4          5,719.84     0.00          894,466.29     0.00
  B5          6,679.46     0.00        1,044,532.88     0.00
-------------------------------------------------------------------
Totals    8,555,969.33     0.00      283,307,091.10     0.00
-------------------------------------------------------------------


                                                      Distribution Date: 9/25/02

            THE
          BANK OF
          NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-9
                                 Series 2002-14

                          Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                                 Original          Beginning        Scheduled                    Unscheduled             Net
                               Certificate        Certificate       Principal      Accretion      Principal           Principal
Class          Cusip             Balance            Balance        Distribution    Principal     Adjustments         Distribution
----------------------------------------------------------------------------------------------------------------------------------
  A1        12669CG46        28,508,500.00       27,540,405.03        690,241.87      0.00           0.00              690,241.87
  A2        12669CG53        28,508,500.00       27,540,405.03              0.00      0.00           0.00                    0.00
  A3        12669CG61        32,731,500.00       31,472,975.20        897,315.38      0.00           0.00              897,315.38
  A4        12669CG79        32,731,500.00       31,472,975.20              0.00      0.00           0.00                    0.00
  A5        12669CG87        50,000,000.00       47,579,769.31      1,725,599.87      0.00           0.00            1,725,599.87
  A6        12669CG95        37,545,000.00       37,545,000.00              0.00      0.00           0.00                    0.00
  A7        12669CH29       130,926,000.00      125,891,900.79      3,589,261.53      0.00           0.00            3,589,261.53
  A8        12669CH37         5,374,000.00        5,374,000.00              0.00      0.00           0.00                    0.00
  PO        12669CH45           663,905.00          655,920.05         13,832.50      0.00           0.00               13,832.50
  AR        12669CH52               100.00                0.00              0.00      0.00           0.00                    0.00
----------------------------------------------------------------------------------------------------------------------------------
  M         12669CH60         6,000,000.00        5,967,672.72          4,564.09      0.00           0.00                4,564.09
  B1        12669CH78         3,000,000.00        2,983,836.36          2,282.04      0.00           0.00                2,282.04
  B2        12669CH86         2,250,000.00        2,237,877.27          1,711.53      0.00           0.00                1,711.53
  B3        12669CN63         1,050,000.00        1,044,342.73            798.72      0.00           0.00                  798.72
  B4        12669CN71           900,000.00          895,150.91            684.61      0.00           0.00                  684.61
  B5        12669CN89         1,050,995.00        1,045,332.36            799.47      0.00           0.00                  799.47
----------------------------------------------------------------------------------------------------------------------------------
Totals                      300,000,000.00      290,234,182.73      6,927,091.61      0.00           0.00            6,927,091.61
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
             Current            Ending          Ending
            Realized          Certificate     Certificate
Class        Losses             Balance         Factor
-------------------------------------------------------------
  A1          0.00           26,850,163.17   0.94183009165
  A2          0.00           26,850,163.17   0.94183009165
  A3          0.00           30,575,659.82   0.93413561309
  A4          0.00           30,575,659.82   0.93413561294
  A5          0.00           45,854,169.44   0.91708338872
  A6          0.00           37,545,000.00   1.00000000000
  A7          0.00          122,302,639.26   0.93413561294
  A8          0.00            5,374,000.00   1.00000000000
  PO          0.00              642,087.55   0.96713769635
  AR          0.00                    0.00   0.00000000000
-------------------------------------------------------------
  M           0.00            5,963,108.63   0.99385143814
  B1          0.00            2,981,554.31   0.99385143814
  B2          0.00            2,236,165.74   0.99385143814
  B3          0.00            1,043,544.01   0.99385143814
  B4          0.00              894,466.29   0.99385143814
  B5          0.00            1,044,532.88   0.99385142651
-------------------------------------------------------------
Totals        0.00          283,307,091.10
-------------------------------------------------------------

                                                      Distribution Date: 9/25/02

            THE
          BANK OF
          NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-9
                                 Series 2002-14

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
               Beginning        Pass        Accrued   Cumulative                Total           Net       Unscheduled
              Certificate      Through      Optimal     Unpaid    Deferred     Interest     Prepayment      Interest     Interest
Class           Balance       Rate (%)      Interest   Interest   Interest       Due       Int Shortfall   Adjustment      Paid
------------------------------------------------------------------------------------------------------------------------------------
  A1         27,540,405.03    2.410000      55,310.31    0.00        0.00      55,310.31       0.00           0.00        55,310.31
  A2         27,540,405.03    2.359900     151,242.72    0.00        0.00     151,242.72       0.00           0.00       151,242.72
  A3         31,472,975.20    2.362500      61,896.85    0.00        0.00      61,896.85       0.00           0.00        61,896.85
  A4         31,472,975.20    6.140000     161,036.72    0.00        0.00     161,036.72       0.00           0.00       161,036.72
  A5         47,579,769.31    6.500000     257,723.75    0.00        0.00     257,723.75       0.00           0.00       257,723.75
  A6         37,545,000.00    6.500000     203,368.75    0.00        0.00     203,368.75       0.00           0.00       203,368.75
  A7        125,891,900.79    6.000000     629,459.50    0.00        0.00     629,459.50       0.00           0.00       629,459.50
  A8          5,374,000.00    6.500000      29,109.17    0.00        0.00      29,109.17       0.00           0.00        29,109.17
  PO            655,920.05    0.000000           0.00    0.00        0.00           0.00       0.00           0.00             0.00
  AR                  0.00    6.750000           0.00    0.00        0.00           0.00       0.00           0.00             0.00
------------------------------------------------------------------------------------------------------------------------------------
  M           5,967,672.72    6.750000      33,568.16    0.00        0.00      33,568.16       0.00           0.00        33,568.16
  B1          2,983,836.36    6.750000      16,784.08    0.00        0.00      16,784.08       0.00           0.00        16,784.08
  B2          2,237,877.27    6.750000      12,588.06    0.00        0.00      12,588.06       0.00           0.00        12,588.06
  B3          1,044,342.73    6.750000       5,874.43    0.00        0.00       5,874.43       0.00           0.00         5,874.43
  B4            895,150.91    6.750000       5,035.22    0.00        0.00       5,035.22       0.00           0.00         5,035.22
  B5          1,045,332.36    6.750000       5,879.99    0.00        0.00       5,879.99       0.00           0.00         5,879.99
------------------------------------------------------------------------------------------------------------------------------------
Totals      290,234,182.73               1,628,877.71    0.00        0.00   1,628,877.71       0.00           0.00     1,628,877.71
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02

            THE
          BANK OF
          NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-9
                                 Series 2002-14

                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original           Beginning Cert.                                      Ending Cert.       Pass
                            Certificate             Notional        Principal      Interest             Notional        Through
Class       Cusip             Balance               Balance       Distribution    Distribution          Balance         Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  A1      12669CG46        28,508,500.00         966.041883414     24.211791760   1.940134116        941.830091654      2.410000
  A2      12669CG53        28,508,500.00         966.041883414      0.000000000   5.305180010        941.830091654      2.359900
  A3      12669CG61        32,731,500.00         961.550042008     27.414429027   1.891048378        934.135613094      2.362500
  A4      12669CG79        32,731,500.00         961.550041970      0.000000000   4.919931048        934.135612943      6.140000
  A5      12669CG87        50,000,000.00         951.595386123     34.511997403   5.154475008        917.083388720      6.500000
  A6      12669CG95        37,545,000.00       1,000.000000000      0.000000000   5.416666667      1,000.000000000      6.500000
  A7      12669CH29       130,926,000.00         961.550041970     27.414429026   4.807750210        934.135612944      6.000000
  A8      12669CH37         5,374,000.00       1,000.000000000      0.000000000   5.416666667      1,000.000000000      6.500000
  PO      12669CH45           663,905.00         987.972751621     20.835055272   0.000000000        967.137696349      0.000000
  AR      12669CH52               100.00           0.000000000      0.000000000   0.000000000          0.000000000      6.750000
------------------------------------------------------------------------------------------------------------------------------------
  M       12669CH60         6,000,000.00         994.612119669      0.760681530   5.594693173        993.851438139      6.750000
  B1      12669CH78         3,000,000.00         994.612119669      0.760681530   5.594693173        993.851438139      6.750000
  B2      12669CH86         2,250,000.00         994.612119669      0.760681530   5.594693173        993.851438139      6.750000
  B3      12669CN63         1,050,000.00         994.612119669      0.760681530   5.594693173        993.851438139      6.750000
  B4      12669CN71           900,000.00         994.612119669      0.760681530   5.594693173        993.851438139      6.750000
  B5      12669CN89         1,050,995.00         994.612112824      0.760679166   5.594688842        993.851426505      6.750000
------------------------------------------------------------------------------------------------------------------------------------
Totals                    300,000,000.00         967.447275767     23.090305367   5.429592367        944.356970333
------------------------------------------------------------------------------------------------------------------------------------

            THE
          BANK OF
          NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-9
                                 Series 2002-14

Pool Level Data

Distribution Date                                                        9/25/02
Cut-off Date                                                              6/1/02
Determination Date                                                        9/1/02
Accrual Period 30/360 Begin                                               8/1/02
                      End                                                 9/1/02
Number of Days in 30/360 Accrual Period                                       30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                 300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                    290,234,182.72
Ending Aggregate Pool Stated Principal Balance                                       283,307,091.10

Beginning Aggregate Certificate Stated Principal Balance                             290,234,182.72
Ending Aggregate Certificate Stated Principal Balance                                283,307,091.10

Beginning Aggregate Loan Count                                                                  674
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                  16
Ending Aggregate Loan Count                                                                     658

Beginning Weighted Average Loan Rate (WAC)                                                 7.434281%
Ending Weighted Average Loan Rate (WAC)                                                    7.431213%

Beginning Net Weighted Average Loan Rate                                                   6.734745%
Ending Net Weighted Average Loan Rate                                                      6.734702%

Weighted Average Maturity (WAM) (Months)                                                        356

Servicer Advances                                                                         39,712.90

Aggregate Pool Prepayment                                                              6,705,063.61
Pool Prepayment Rate                                                                    24.4743 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                     95.1052222614%
Senior Prepayment Percentage                                                         100.0000000000%

            THE
          BANK OF
          NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-9
                                 Series 2002-14

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Subordinate Percentage                                                                   4.8947777386%
Subordinate Prepayment Percentage                                                        0.0000000000%

Certificate Account

Beginning Balance                                                                                0.00

Deposit
Payments of Interest and Principal                                                       8,720,444.18
Liquidation Proceeds                                                                             0.00
All Other Proceeds                                                                               0.00
Other Amounts                                                                                    0.00
                                                                                        -------------
Total Deposits                                                                           8,720,444.18

Withdrawals
Reimbursement of Servicer Advances                                                               0.00
Payment of Master Servicer Fees                                                             57,926.09
Payment of Sub Servicer Fees                                                               106,548.76
Payment of Other Fees                                                                            0.00
Payment of Insurance Premium(s)                                                                  0.00
Payment of Personal Mortgage Insurance                                                     106,548.76
Other Permitted Withdrawal per the Pooling and Service Agreement                                 0.00
Payment of Principal and Interest                                                        8,555,969.32
                                                                                        -------------
Total Withdrawals                                                                        8,826,992.94

Ending Balance                                                                                   0.00

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                    2,539.36
Compensation for Gross PPIS from Servicing Fees                                              2,539.36
Other Gross PPIS Compensation                                                                    0.00
                                                                                        -------------
Total Net PPIS (Non-Supported PPIS)                                                              0.00

Master Servicing Fees Paid                                                                  57,926.09
Sub Servicing Fees Paid                                                                    106,548.76
Insurance Premium(s) Paid                                                                        0.00

            THE
          BANK OF
          NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-9
                                 Series 2002-14


Personal Mortgage Insurance Fees Paid                                                                               106,548.76
Other Fees Paid                                                                                                           0.00
                                                                                                                 -------------
Total Fees                                                                                                          271,023.62

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                  30-59 Days        60-89 Days        90+ Days               Totals
-----------                                                  ----------        ----------        --------               ------
Scheduled Principal Balance                                 4,995,062.75             0.00       480,572.90        5,475,635.65
Percentage of Total Pool Balance                                1.763127%        0.000000%        0.169630%           1.932756%
Number of Loans                                                       10                0                1                  11
Percentage of Total Loans                                       1.519757%        0.000000%        0.151976%           1.671733%

Foreclosure
-----------
Scheduled Principal Balance                                                                                               0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                              0
Percentage of Total Loans                                                                                             0.000000%

REO
---
Scheduled Principal Balance                                                                                               0.00
Percentage of Total Pool Balance                                                                                      0.000000%
Number of Loans                                                                                                              0
Percentage of Total Loans                                                                                             0.000000%

Book Value of all REO Loans                                                                                               0.00
Percentage of Total Pool Balance                                                                                      0.000000%

Current Realized Losses                                                                                                   0.00
Additional Gains (Recoveries)/Losses                                                                                      0.00
Total Realized Losses                                                                                                     0.00

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

            THE
          BANK OF
          NEW YORK

    101 Barclay St, 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                         Alternative Loan Trust 2002-9
                                 Series 2002-14


Protection                                               Original                Current
----------                                               --------                -------
Bankruptcy Loss                                        100,000.00             100,000.00
Bankruptcy Percentage                                    0.033333%              0.035297%
Credit/Fraud Loss                                    3,000,000.00           3,000,000.00
Credit/Fraud Loss Percentage                             1.000000%              1.058922%
Special Hazard Loss                                  3,000,000.00           2,994,944.84
Special Hazard Loss Percentage                           1.000000%              1.057137%


Credit Support                                           Original               Current
--------------                                           --------               -------
Class A                                            285,749,005.00         269,143,719.24
Class A Percentage                                      95.249668%             95.000700%

Class M                                              6,000,000.00           5,963,108.63
Class M Percentage                                       2.000000%              2.104822%

Class B1                                             3,000,000.00           2,981,554.31
Class B1 Percentage                                      1.000000%              1.052411%

Class B2                                             2,250,000.00           2,236,165.74
Class B2 Percentage                                      0.750000%              0.789308%

Class B3                                             1,050,000.00           1,043,544.01
Class B3 Percentage                                      0.350000%              0.368344%

Class B4                                               900,000.00             894,466.29
Class B4 Percentage                                      0.300000%              0.315723%

Class B5                                             1,050,995.00           1,044,532.88
Class B5 Percentage                                      0.350332%              0.368693%